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GENZYME CORPORATION

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DR. STEVEN BURAKOFF
DR. ALEXANDER J. DENNER
MR. CARL C. ICAHN
DR. RICHARD MULLIGAN
DR. ERIC ENDE
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Genzyme

Time to **Change** the **OLD GUARD**

Presented by the Icahn Parties

This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although we believe that the data is reliable, we do not guarantee the accuracy or completeness of this information and have not independently verified any such information. We have not sought, nor have we received, permission from any third–party to include their information in this presentation.

Many of the statements in this presentation reflect our subjective belief. Although we have reviewed and analyzed the information that has informed our opinions, we do not guarantee the accuracy of any such beliefs.

Sections of this presentation refer to the experience of our nominees for director at Genzyme Corporation ("Genzyme") during their tenure as directors (as applicable) of ImClone Systems Incorporated ("ImClone") (Mr. Icahn and Drs. Denner and Mulligan), Biogen Idec (Drs. Denner and Mulligan), Amylin Pharmaceuticals, Inc. (Dr. Denner) and Enzon Pharmaceuticals, Inc. (Drs. Denner and Mulligan). We believe their experience at ImClone was a success and resulted in an increase in shareholder value that benefited all shareholders. However, their success at ImClone is not necessarily indicative of future results at Genzyme if our nominees were to be elected to the Genzyme Board of Directors.

All shareholders of Genzyme are advised to read the definitive proxy statement and the gold proxy card filed with the SEC on May 4, 2010 and other documents related to the solicitation of proxies by the Participants from the stockholders of Genzyme for use at the 2010 annual meeting of shareholders of Genzyme because they contain important information. The definitive proxy statement and form of proxy along with other relevant documents are available at no charge on the SEC's website at http://www.sec.gov or by contacting D.F. King & Co., Inc. by telephone toll free at (800) 347-4750 or by visiting their website www.dfking.com/genzyme. In addition, the Participants will provide copies of the definitive proxy statement without charge upon request.

A Case of Extreme Mismanagement?
You Decide From the Facts in our Presentation…

- Severe problems in manufacturing resulted in a significant destruction of near-term and long-term shareholder value
  - **Blatantly ignored repeated warning letters and 483 letters from the FDA**
  - **As a result, we believe if any real progress is to be made in normalizing relations with the FDA, we must immediately change the board to show that Termeer is no longer "king of the company" even if he does remain as CEO**
  - **Additionally, it should be remembered that if we do not get our plants back up and running to full capacity, we will not only continue to lose profits but we will continue to lose market share to our competitors which may never be regained.**
- Genzyme's stock consistently underperformed its peers over a 5-year period
- Key 5-year financial ratios confirm this underperformance
- Management overpromised and underdelivered
- Despite attempts at "fixing" these problems, these issues remain unresolved

Company Background

- Founded in 1981
- Currently sells drugs & services in 100 countries
- 12,000 employees
- 2009 revenues of $4.5 B and EPS of $2.27
- Henri Termeer CEO since 1985


Genetic Disease (Cerezyme, Fabrazyme, Myozyme, others)
Cardiometabolic & Renal (Renagel/Renvela, Thyrogen, Hectorol, others)
Biosurgery (Synvisc, Sepra Products, others)
Hematologic Oncology (Campath, clolar, fludara, leukine, others)
Other (genetics, diagnostics & transplant)
2009 % of Sales
39%
22%
12%
6%
19%
2008 % of Sales
49%
21%
11%
2%
17%

Source: Company documents

Significant Value Destruction in Genetic Disease Franchise

- Due to **mismanagement** of manufacturing problems, genetic disease business **sales dropped** from $2.23 B in '08 to $1.77 B in '09 and **profits declined** by about $475 MM

- **Cerezyme** for Gaucher Disease experienced **supply constraints** due to **manufacturing problems**
  - Sales dropped from $1.24 B in '08 to $793 MM in '09

- **Fabrazyme** for Fabry Disease experienced **supply constraints** due to **manufacturing problems**
  - Sales dropped from $494 MM in '08 to $430 MM in '09

- **Myozyme** for Pompe Disease experienced **supply constraints** due to **manufacturing problems** significantly limiting its growth potential

Source: Company documents

Management & Board Have "Broken" an Extremely Valuable Company

- **Destroyed significant long-term value** within its "cash cow" Genetic Disease franchise as the result of manufacturing problems
- **Manufacturing issues are still ongoing** despite attempted fixes
- Company depicted "manufacturing experts" (Termeer, Carpenter, Cooney) with combined 70 yrs on Board **failed to adequately anticipate** and then **address manufacturing** & **supply problems**
- GENZ has **significantly underperformed** its peers over **1 year** and **5 years**
- **Failure to effectively perform** its **oversight responsibilities**
- **Ineffective capital allocation**
  - **Lowest return on capital** of peers and still declining
  - M&A and licensing deals directed at **building a company of unrelated businesses**
  - **Bloated cost structure**
    - Biotech conglomerate model inflates G&A spending
    - Gross margins are lowest of peers

Failure to Effectively Perform Oversight Role

- **Failed** to prevent FDA enforcement actions
- **Failed** to anticipate potential problems
- **Failed** to plan for operational redundancy
- **Failed** to build sufficient inventory reserves
- **Failed** to adequately disclose magnitude of problems
- **Failed** to supply accurate timelines for resolution of issues
- **Failed** to effectively deploy capital
- **Failed** to compensate relative to performance
- **Continued failure** to resolve problems after three years despite a number of FDA warnings and Form 483 letters
- **Board failed** to prevent & remedy management's failures thus leading to destruction of shareholder value

Mismanagement Has Destroyed Significant Long-Term Value

- By **mismanaging** manufacturing and through **poor strategic planning,** there was a **long-term loss of revenues,** which **reduced long-term value** of genetic disease franchise
- **Lack of risk diversification** with all of Cerezyme & Fabrazyme produced at single plant (Allston)
- **Inadequately planned** for operational redundancy and to prevent minor issues from becoming major problems
- **Failed to build** adequate **inventory reserves** to prevent supply constraints
- **Supply constraints** will **hurt future revenues**, result in **higher costs** and **reduce future profits** by allowing competing genetics disease drugs to gain greater share of the market and caused Genzyme's products to become less competitive and less profitable

Competitive Drugs Have Made Significant Inroads Due to Genzyme Supply Constraints

- Shire's VPRIV for Gaucher disease was approved at the end of Feb. '10
- Shire claims:
  - VPRIV has already captured 13% of the US Gaucher disease market as of May 5, 2010
  - Shire's Replagal for Fabry Disease has accelerated its share gains primarily due to patient switches from Fabrazyme
  - Replagal has obtained approximately 140 former Genzyme customers in each of 4Q09 & 1Q10 vs. less than 20 customers in prior quarters

Source: Shire presentation – Deutsche Bank Healthcare Conference, May 5, 2010

Destruction of Long-Term Shareholder Value Through Cerezyme & Fabrazyme Share Loss


FDA Early Access & Fast Track Approvals of Competitive Drugs
Improved Doctor Comfort With Competitive Drugs
100% Market Share
Downward Dose Adjustments
Loss of Confidence in Drugs & Genzyme
?? Market Share

Destruction of Long-Term Shareholder Value Through Lower Profitability


Reduced Sales Potential
Higher Incentives Required to Keep Remaining Patients
Higher CAPEX Spending to Repair & Build Plants
Manufacturing Inefficiencies Negatively Affect Gross Profits
FDA is Requiring Disgorgement of Past Profits ($175 MM)
?? Net Profits

Mismanagement Also Resulted in a Massive Loss of Near-Term Revenues & Gross Profits



$2,500
$2,000
$1,500
$1,000
$500
$-
Myozyme ($MM)
Fabrazyme ($MM)
Cerezyme ($MM)
$435
$565
$1,265
$324
$431
$793
2009 Proj. Sales
2009 Actual Sales
$700
$600
$500
$400
$300
$200
$100
$-
$574 MM
$89
$107
$378
2009 Est. Loss of Gross Profits

Source: Company documents & projections, Deutsche Bank Model for gross margins estimates published Jan. 11, 2009

As Expected, GENZ Underperformed Last Year



70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
AMGN
BIIB
CELG
GILD
GENZ
NBI
5/18/2009
6/18/2009
7/18/2009
8/18/2009
9/18/2009
10/18/2009
11/18/2009
12/18/2009
1/18/2010
2/18/2010
3/18/2010
4/18/2010

Source: Yahoo historical stock prices

GENZ Also Underperformed Over 3 Years


60%
40%
20%
0%
-20%
-40%
AMGN
BIIB
CELG
GILD
GENZ
NBI

Source: Yahoo historical stock prices

And, GENZ Has Badly Underperformed Over a 5-Year Period


300%
250%
200%
150%
100%
50%
0%
-50%
AMGN
BIIB
CELG
GILD
GENZ
NBI
5/16/2005
5/16/2006
5/16/2007
5/16/2008
5/16/2009
5/16/2010

Source: Yahoo historical stock prices

We Will Ask the Board to Evaluate Henri Termeer & Current Management Taking into Account the Following

- **Massive loss** of **shareholder value**
- Poor planning and **flawed risk diversification strategy** to prevent supply problems
- **Inadequate** & **ineffective** responses to manufacturing & supply issues that adversely affected drugs representing approximately 40% of revenues
- Repeatedly **overpromised & underdelivered** regarding the seriousness of these issues & time needed to fix them
- Difficult to **objectively perform** his **role** as Chairman & CEO after **25 years as CEO**
- Creation & preservation of **complacent culture** within manufacturing
- Paid **$35 MM** since '07 despite **destruction of $3.3 B** of shareholder value and **underperforming** the NASDAQ Biotech Index (NBI) by more than **25%**

Source: Company documents

Removal of Termeer From Board Could Serve Several Important Purposes

- We believe the FDA consent decree shows it lacks trust in management or believes they lack competence, thus removal of Termeer from the Board would send a message to FDA that he is no longer in total control

- His removal from the Board could similarly help bolster patients' and doctors' confidence in management and its ability to supply the market with the company's life-saving drugs

- If the company's tarnished image is repaired in the eyes of the FDA as well as patients and doctors then the company and all of its constituents are more likely to prosper

- Improve the Board's independence and bring in a fresh perspective

Termeer Paid $35 MM While Overseeing $3.3 B Loss of Value During 3-Year Period


10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
-25.0%
GENZ
NBI
3-Year Return


$-
$(0.5)
$(1.0)
$(1.5)
$(2.0)
$(2.5)
$(3.0)
$(3.5)
$(4.0)
3-Year Loss of Mkt Cap ($B)


$40
$35
$30
$25
$20
$15
$10
$5
$-
3-Year CEO Compensation ($MM)

Source: Company documents

Overpromising/Underdelivering & Lack of Disclosure Has Become Too Common

Date	Quote/Event
Sept. 23, 2008	"We are confident that the strong clinical data…will support US approval of [Myozyme] at the 2000 liter scale" – *Allison Lawton, SVP (press release)*
Oct. 10, 2008	Undisclosed Form 483 issued by FDA identifying numerous manufacturing deficiencies at Allston plant
Oct. 22, 2008	The key to "continue the momentum of growth…is approval of the 2000 liter scale in the US…[and we] have progressed materially since we last talked." -- *Henri Termeer, CEO (3Q08 earnings transcript);* Reaffirms 2009 EPS of $4.70
Nov. 17, 2008	Lumizyme 2000 liter FDA action date pushed out to Feb 28, 2009 from Nov 29, 2008
Mar. 2, 2009	Receives complete response letter for Lumizyme 2000L and discloses warning letter at Allston, "confident it will resolve all issues within 3 - 6 months." – *Henri Termeer, CEO (press release)*
Jun. 16, 2009	Disclosure of viral contamination at Allston plant
Oct. 21, 2009	New site leader hired at Allston and others being recruited to oversee Quality Assurance & Quality Control
Nov. 13, 2009	FDA warning letter that 5 drugs produced at Allston have "unacceptably high levels of stainless-steel fragments, rubber foam & other unspecified material."
Dec. 3, 2009	Genzyme abandons Lumizyme 2000 liter BLA

Source: Company documents, press releases & conference call transcripts

Even More Recently, Management Has Continued to Overpromise/Underdeliver & Failed to Disclose

Date	Quote/Event
Feb. 17, 2010	The company announced that to deal with supply issues it would begin building an inventory buffer by shipping only **50% of Cerezyme demand until mid-April** and a **Fabrazyme supply allocation of only 30% through April/May**
Mar. 29, 2010 (*not disclosed at time*)	Power outage at Allston plant "compounded issues with the plant water system"
Mar. 31, 2010	Despite undisclosed water system problem just 2 days prior, management remained confident that "[Cerezyme & Fabrazyme were] **progressing exactly as we had projected**…coming out of this 50% allocation…similarly for Fabrazyme, the 30% allocation going to 70%."
Apr. 21, 2010 (*21 days later*)	Company discloses plant water system issues which will further hamper supplies by again **extending** its **50% allocation for Cerezyme** demand until **June/July** and **30% allocation of Fabrazyme** demand **through 3Q**

Source: Company documents, press releases & conference call transcripts

The Board Has Become Stagnant With Too Many Long-Standing Members


140
120
100
80
60
40
20
0
4
6
9
10
16
22
27
27
Ralph Whitworth
Robert J. Bertolini
Richard F. Syron, PhD
Gail K. Boudreaux
Connie Mack III
Victor J. Dzau, MD
Robert J. Carpenter
Douglas A. Berthiaume
Henri Termeer
Charles L. Cooney, PhD
Years of Tenure

Source: Company documents

Board Has Many Issues

- With 25 years as CEO, Termeer who is also Chairman of the Board may be too close to company to effectively oversee board and company
- Board of Directors has average tenure of more than 12 yrs and total tenure of 122 yrs
- Two long-standing board members were brought into the Genzyme organization through acquisition of their prior companies
- Richard Syron (ex-CEO of Freddie Mac) was repeatedly warned that loan quality at Freddie Mac was weak but failed to reduce risk suggesting failed oversight

Source: Company documents and NY Times

Management Has NOT Effectively Deployed Capital

- Several key 5-year financial ratios are consistently at the low end compared to peer averages
- Overspending on SG&A relative to its peers
- Low relative gross margins due to poor management of manufacturing assets and blending of low margin businesses
- M&A and licensing have been directed at building a company of unrelated businesses

Source: Company documents

5-Yr Financial Ratios Tell the Real Story

Gross Margins Are Well Below its Peers & Declining



95%
90%
85%
80%
75%
70%
65%
Genzyme
Amgen
Biogen
Celgene
Gilead
Avg
2005
2006
2007
2008
2009

Source: Company documents; gross margin = gross profit/revenues

5-Yr Financial Ratios Tell the Real Story

SG&A as Pct of Revenues is Consistently Above Peer Average



40%
35%
30%
25%
20%
15%
10%
Genzyme
Amgen
Biogen
Celgene
Gilead
Avg
2005
2006
2007
2008
2009

Source: Company documents, SG&A/revenues

5-Yr Financial Ratios Tell the Real Story

Return on Capital is Low & Has Declined



45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Genzyme
Amgen
Biogen
Celgene
Gilead
Avg
2005
2006
2007
2008
2009

Source: Company documents; capital = debt + shareholder's equity; return on capital = (net income adjusted for purchase of in-process R&D)/average capital for current year and prior year

M&A and Licensing Deals Have Been Directed at Building an Empire of Unrelated Businesses



AnorMed (2006/ $580 MM): Mozobil
SangStat (2003/ $637 MM): Thymoglobulin
ILEX Oncology (2004/ $1.0 B): Clolar, Campath
Bioenvision (2007/ $345 MM): Evoltra
Bayer (2009/ $2.8 B): Fludara, Leukine, Campath
Exact Sciences (2009/ $25 MM): Diagnostic IP
Impath Physician Services (2005/ $215 MM): Oncology Diagnostics
Bone Care Int'l (2005/ $719 MM): Hectorol
Geltex Pharmaceuticals (2000/ $1.1 B): Renagel
Novazyme (2001/ $261 MM): Myozyme
PTC (2008/ $437 MM): Ataluren
Isis Pharmaceuticals (2008/ $1.9 B): Mipomersen
Biomatrix (2000/ $738 MM): Sepra
Wyeth (2005/ $738 MM): Synvisc marketing rights
Osiris Therapeutics (2008/ $130 MM): Prochymal/ Chondrogen
Biosurgery
Cancer
Cardiovascular
Diagnostics
Kidney Disease
Genetic Disease
Transplant

Source: Company documents; Reported acquisition prices & all-in licensing deal values

Manufacturing Disaster of Epic Proportions

- Allston plant **shutdown** from **viral contamination, contamination** by **harmful foreign substances** and impending **consent decree NOT** result of "**bad luck**" but caused by **extreme mismanagement** of manufacturing
  - **Lack of redundancy** & **failure to build** adequate **inventory reserves**
  - **Poor plant oversight** & **history of manufacturing issues** may highlight **cultural problems** at company
  - **Ineffective resolution of Form 483s**, which although commonly issued in the biopharmaceutical industry were not effectively addressed
  - Failure to effectively address Form 483s **led to** issuance of less common **warning letters** from FDA **and** the **consent decree**
  - **Overworked plant** by hastily ramping up Myozyme production

Source: Company & FDA documents

Consent Decree Reflects FDA's Lack of Trust & Lack of Confidence in Genzyme

- **Third party** to inspect and review the plant's operation for the next **7 – 8 years** and certify compliance with FDA regulations
- **$175 million** fine represents **disgorgement of past profits** from the sale of drugs made at Allston
- **Subject to future fines of 18.5%** of drug sales derived from Allston if fill/finish is not moved to another facility by 11/28/10 for US product and 8/31/11 for ex-US drug
- **Possible additional fines of $15,000 a day** if certain remediation milestones are not met

Source: Company and FDA documents

Manufacturing Disaster of Epic Proportions Continues

- **Permanently lost revenues &** dramatically **reduced long-term value** of genetic disease franchise
  - **Lack of risk diversification** with all of Cerezyme & Fabrazyme (approximately 40% of total sales) produced at Allston
  - Allowed **FDA** to **encourage competitors** to enter the market
  - Usage of competitive products through INDs (investigational new drugs) allowed doctors to get more comfortable with new competitive drugs
  - Allowed doctors to "experiment" with new dosing regimens possibly reducing usage of the drugs
  - **Significantly damaged reputation** in eyes of **patients, doctors and investors**
  - Company will need to provide incentives to keep customers (patients & doctors)
- **Higher costs** due to repairs, idle capacity, disgorgement of profits and CAPEX
- **THE WORST PART: PROBLEMS ARE STILL NOT RESOLVED**

Source: Company & FDA documents

A History of FDA Warnings & Manufacturing Problems

- ***Sept '96:*** FDA **warning letter ; not properly monitoring its research studies**
- ***July '98:*** FDA **warning letter ; not properly monitoring its research studies**
- ***Nov '01:*** FDA **warning letter;** deficiencies associated with **Ridgefield** manufacturing plant
- ***Sept '07:*** FDA **warning letter** regarding **Lyon**, France facility
- ***Sept '08:*** **Vesivirus 2117 contamination** at manufacturing facility in **Geel**, Belgium
- ***Oct '08:*** FDA issues **Form 483** after inspecting manufacturing plant in **Allston**, MA
- ***Nov '08:*** **Vesivirus 2117 contamination** at manufacturing facility in **Allston**
- ***Feb '09:*** **Recall** of >18,000 **Fabrazyme** vials because drug did not meet specs
- ***Feb '09:*** **Warning letter** received on **Allston** plant due to significant deviations from cGMP
- ***Jun '09:*** Disclosure of **vesivirus 2117 contamination** at manufacturing facility in **Allston**
- ***Nov '09:*** **Allston** product shows "unacceptably high levels of **harmful foreign substances**"
- ***Nov '09:*** FDA issues another **Form 483 at Allston** for 49 instances of deficiencies
- ***Dec '09:*** **Explosion** at **Haverhill** plant manufacturing Renagel/Renvela damaged eqpt. & bldg.
- ***Feb '10/Mar '10:*** FDA issues **enforcement action at Allston** leading to **consent decree**
- ***Mar '10:*** **Issues** with **Allston plant's water system** compounded by city power failure

Source: Company & FDA documents; cGMP = current good manufacturing practice

FDA Warning Letter (Feb. '09) Regarding Allston Plant

- "Significant objectionable conditions"
- "Failure to follow written procedures…to prevent microbiological contamination"
- "Does not conduct adequate monitoring of bioburden"
- "Maintenance has never been performed on the interior [chromatography] columns"
- "Failure to promptly correct these deviations may result in further regulatory action…license suspension and/or revocation, seizure, or injunction"

Source: FDA warning letter dated Feb. 2009

Myozyme Supply Debacle Began in Mid-2007

- Even though **capacity expansion** was **crucial to** continued Myozyme and overall company **growth**, management was **unprepared** with an effective strategy
- Management **failed to build** adequate **inventory** reserves to prevent supply constraints
- Management overlooked issues with filing the 2000L drug application with the FDA which lead to **flawed strategy** of expanding capacity and may have been the result of a **lack of effective communication with FDA**
- **Constantly changing timeline** for 2000L plant approval; ultimately abandoned
- 4000L supply as **long-term strategy became ONLY strategy** and **still not approved**
- **Badly missed** initial **'09 Myozyme guidance** by $100 MM or 25%
- **Failure to remediate** manufacturing plant issues **harmed investors**
- Management made **overly optimistic** statements **about remediation** of manufacturing problems
- **Damaging loss of** patient, doctor & investor **confidence**
- **THE WORST PART: ALMOST 3 YEARS TO RESOLVE**

Source: Company & FDA documents

Myozyme Supply Debacle Begins


April 28, 2006: Myozyme Approved
May 8, 2007 (10Q): Expect FDA decision on Myozyme 2000L facility by YE07
Aug 9, 2007 (10Q): Expect **FDA decision** on Myozyme 2000L facility in **1H08**
Aug 10, 2007: Adult Myozyme users asked to skip 2 doses to stretch supplies
Nov 8, 2007: Expect FDA decision on Myozyme 2000L facility in 1Q08
Feb 29, 2008: Expect FDA decision on Myozyme 2000L facility in 1H08
April 21, 2008: Myozyme 160L & 2000L classified as 2 different products by FDA. Expect 2000L Myozyme FDA review by YE08; reduced '08 Myozyme sales projection to $275 MM - $285 MM from $320 MM - $330 MM

Source: Company and FDA documents, press releases & conference call transcripts

Myozyme Supply Debacle Continues



May 30, 2008: Separate Myozyme 2000L BLA filed
Sept '08: Undisclosed vesivirus 2117 contamination in Geel facility causes productivity declines where 4000L Myozyme is manufactured
Sept 23, 2008: The company states, "We are confident that the strong clinical data…will support US approval of [Myozyme] at the 2000L scale" – Allison Lawton, Genzyme SVP
Oct 10, 2008: Undisclosed Form 483 issued by FDA identifying numerous manufacturing deficiencies at Allston facility
Oct 22, 2008: Termeer states that the key to "continue the momentum of growth…is approval of the 2000L scale in the US…[and] have progressed materially since we last talked." And, reaffirms 2009 EPS of $4.70
Nov '08: Undisclosed vesivirus 2117 contamination in Allston facility causes productivity declines

Myozyme Supply Debacle Continues

Nov 17, 2008: FDA Classifies BLA submission for Lumizyme 2000L as major amendment extending PDUFA to Feb. 28, 2009 from Nov. 29, 2008. Reaffirms 2009 EPS of $4.70.

Feb 11, 2009: Announces write-off due to incomplete process validation runs at the Geel facility. Having not yet disclosed viral contamination at the plant, company states that it's "part of the normal development process that we would undergo for a new facility."

Feb 27, 2009: Undisclosed warning letter "received" on Allston due to significant deviations from current good manufacturing practice in the manufacture of Cerezyme, Fabrazyme and Myozyme

Mar 2, 2009: Receives complete response letter from FDA on 2000L Myozyme; Needs to resolve issues identified in newly disclosed warning letter; Termeer is "Confident it will resolve all issues within 3-6 months." Lowers 2009 EPS by $0.12 and cuts Myozyme sales to $370 MM - $380 MM

Apr. 22, 2009: Company expects "a number of catalysts to help drive growth during 2009, including…the US approval of [Myozyme].": Expects FDA approval 2Q09/3Q09

Jun 16, 2009: Disclosure of viral contamination outbreak of Vesivirus 2117 in Allston facility, which impairs cell growth, confirming two prior outbreaks in Geel and Allston. Halts production at Allston plant.

Jun 22, 2009: Company states, "we do not anticipate that [FDA] need to come out and re-inspect before we actually get that plant up and running… not a negating step in getting the facility back up and running."

Source: Company and FDA documents, press releases & conference call transcripts

Myozyme Supply Debacle Continues

Jul 22, 2009: Lowers Myozyme guidance again to $330 MM - $340 MM from $370 MM - $380 MM; Will no longer produce product at 2000L scale and will transition to 4000L scale; States upon approval for 2000L on Nov 14, it will supplement BLA for 4000L supply with approval expected March '10

Jul 31, 2009: FDA requires re-inspection of Allston plant; In response to Feb '09 Warning Letter "all promised actions had not yet been fully implemented."

Oct 21, 2009: Appoints new site leader at Allston Plant and recruits add'l executives to oversee manufacturing and QC and hires 3rd party QA and QC experts to review operations; Expects to file sBLA for 4000 L process with PDUFA by end of March 2010

Nov 13, 2009: Warning issued to doctors that 5 drugs produced at Allston have unacceptably high levels of foreign substances including stainless-steel fragments, rubber foam &other unspecified material

Nov 16, 2009: FDA issues complete response letter for Lumizyme citing serious compliance problems at Allston; FDA issues another Form 483 listing 49 instances of manufacturing deficiencies at Allston

Dec 3, 2009: Abandons Lumizyme BLA announces it will submit a new BLA for 4000L Myozyme

Source: Company and FDA documents, press releases & conference call transcripts

Myozyme Supply Debacle Continues



Jan 8, 2010: Ron Branning joins as SVP of Global Product Quality
Jan 12, 2010: Reports 2009 Myozyme sales of $324 MM, below the low-end of guidance; Expects approval of 4000L supply in 2010
Jan 21, 2010: FDA confirms June 17, 2010 PDUFA for 4000L scale
Feb 3, 2010: Scott Canute is named Head of Manufacturing & Corporate Operations
Feb 17, 2010: Reports 2009 EPS of $2.27 vs. initial guidance of $4.70
Mar 24, 2010: FDA issues enforcement action regarding Allston plant, leading to consent decree

Source: Company and FDA documents, press releases & conference call transcripts

Cerezyme & Fabrazyme Supply Disaster Began in '08

- **Management permanently destroyed long-term value** by **mismanaging and neglecting** its manufacturing plants leading to not only loss of near-term sales but by accelerating competition in the market, and the loss of future revenues as well
- **Lack of effective responses to FDA Form 483s and warning letters** likely resulted in failure of plant and consent decree
- **Constantly changing timeline** for resolution of Cerezyme & Fabrazyme issues
- **Badly missed** initial **'09 Cerezyme guidance** by $625 MM or almost 40%
- **Significantly missed** initial **'09 Fabrazyme projections** by $130MM or 25%
- **Failure to remediate** manufacturing plant issues **harmed investors**
- Management made **overly optimistic** statements **about remediation** of manufacturing problems
- **Damaging loss of** patient, doctor & investor **confidence**
- **Personnel changes** proved to be **ineffective** as problems continued
- **THE WORST PART: PROBLEMS ARE STILL NOT SOLVED**

Source: Company & FDA documents

Cerezyme & Fabrazyme Supply Disaster Begins

Oct 10, 2008: Undisclosed Form 483 issued by FDA identifying numerous manufacturing deficiencies at Allston facility including defective maintenance of purification and sterilization eqpt. and non-sterile airflow into sterile areas. Also, "stainless steel chromatography columns used during purification are not adequately maintained in that they have NEVER been maintained." -- FDA

Nov '08: Undisclosed vesivirus 2117 contamination in Allston facility causes productivity declines

Jan 13, 2009: Management exudes confidence in genetic disease Business stating, "The Genetic Disease segment has formed the core of Genzyme's business to date, and the growth potential for this segment remains strong" projecting 15% CAGR from 2006-2011.

Feb 4, 2009: Genzyme recalls more than 18,000 vials of Fabrazyme because "product does not meet specification for release-low fill volume, assay below specification."

Feb. 11, 2009: Provides aggressive 2009 guidance: EPS of $4.70; Cerezyme sales of $1.25 B - $1.28 B; Fabrazyme sales of $560 MM - $570 MM

Source: Company and FDA documents, press releases & conference call transcripts

Cerezyme & Fabrazyme Supply Disaster Continues

Feb 27, 2009: Undisclosed warning letter "received" on Allston due to significant deviations from current good manufacturing practice in the manufacture of Cerezyme, Fabrazyme and Myozyme

Mar 2, 2009: Discloses issues at Allston plant following complete response letter regarding Lumizyme and cuts '09 EPS guidance to $4.58; Management states it is confident that it will resolve all issues within 3 – 6 months.

Apr 22, 2009: Company states it has "completed all measures required to respond to FDA warning letter…. aside from one add'l filling study for Aldurazyme."

May 6, 2009: Company reaffirms Cerezyme & Fabrazyme guidance of $1.25 B - $1.275 B for Cerezyme and $560 MM - $570 MM for Fabrazyme

Jun 16, 2009: Disclosure of viral contamination outbreak of Vesivirus 2117 in Allston facility, which impairs cell growth, confirms two prior outbreaks in Geel and Allston. Halts production at Allston plant.

Jun. 25, 2009: Allston plant operating at lower than usual inventories of Cerezyme and Fabrazyme because it had previously allocated significant capacity to Myozyme; expecting both to be interrupted for 6 - 8 weeks beginning in August for Cerezyme and October for Fabrazyme; suspends guidance

Source: Company and FDA documents, press releases & conference call transcripts

Cerezyme & Fabrazyme Supply Disaster Continues

Jul 6, 2009: At the request of FDA, due to restricted Cerezyme supply, Shire files a treatment protocol for velaglucerase alfa (vela) as a substitute for Cerezyme on an early access basis; Protalix also approached by FDA to submit a treatment protocol for prGCD

Jul 22, 2009: Allston fully dedicated to Cerezyme & Fabrazyme; Release of both drugs expected by YE09; Significantly cuts Cerezyme & Fabrazyme guidance to $750 MM - $1.0 B from $1.25 B - $1.275 B for Cerezyme and to $510 MM - $520 MM from $560 MM - $570 MM for Fabrazyme

Jul 31, 2009: Re-inspection of the Allston plant required because response to Feb '09 Warning Letter was inadequate.

Aug 3, 2009: Positive Phase III results for vela; FDA accepts Shire's treatment protocol for vela, enabling physicians to treat Gaucher patients with vela prior to commercialization; Announces rolling submission of vela BLA began on July 30, 2009

Aug 10, 2009: Discards 80% of Cerezyme remaining work in-process material; lowers Cerezyme revenue estimates to low end of guidance ($750 MM - $1 B); Company states, "supply is expected to normalize in Nov/Dec."; Reaffirms Fabrazyme guidance

Sept 14, 2009: Protalix completes phase III studies for Uplyso

Source: Company and FDA documents, press releases & conference call transcripts

Cerezyme & Fabrazyme Supply Disaster Continues

Sept 23, 2009: First shipments of Fabrazyme now expected in mid-Dec with volume lower than expected; will ship enough product to meet just 30% of demand until YE09; Expects '09 Cerezyme sales of $800 MM; Lowers '09 Fabrazyme sales guidance to $450 MM vs. prior of $510-$520 MM

Oct 21, 2009: First shipments of new Fabrazyme will take place in late-Dec; Expects to fully meet demand for both therapies by 1Q10; Appoints new site leader at Allston Plant and recruits add'l executives to oversee manufacturing and QC and hires 3rd party QA and QC experts to review operations

Nov 13, 2009: Warning issued to doctors that 5 drugs produced at Allston had unacceptably high levels of foreign substances including stainless-steel fragments, rubber foam &other unspecified material

Nov 16, 2009: FDA issues another Form 483 listing 49 instances of manufacturing deficiencies at Allston

Dec 1, 2009: Begins shipment of new Cerezyme; expects normal supply during 1Q10; currently producing Fabrazyme at 70% of expected demand but will ship at 30% of global demand during 1Q10 to build inventory and begin shipping to 70-100% of demand in 2Q10

Source: Company and FDA documents, press releases & conference call transcripts

Cerezyme & Fabrazyme Supply Disaster Continues

Dec 1, 2009: Protalix announces development and commercialization agreement with Pfizer for Uplyso

Dec 10, 2009: Management states in 8-K that "compliance issues" and "shutdown due to rare virus" are "independent." Blames shortages on "increased stress due to the introduction of Myozyme" at Allston

Dec 28, 2009: Company decides to outsource fill/finish for Cerezyme & Fabrazyme to Hospira Worldwide

Jan 8, 2010: Ron Branning joins as SVP of Global Product Quality

Jan 12, 2010: Misses Cerezyme & Fabrazyme estimates again; '09 Cerezyme sales of $793 MM (vs. estimates of ~$800 MM), Fabrazyme sales of $431 MM (vs. estimates of $450 MM)

Feb 3, 2010: Scott Canute is named Head of Manufacturing & Corporate Operations

Source: Company and FDA documents, press releases & conference call transcripts

Cerezyme & Fabrazyme Supply Disaster Continues

Feb 17, 2010: Will begin building inventory buffer by shipping 50% of Cerezyme demand until mid-April; Fabrazyme productivity at low end of historical norm; extends 30% Fabrazyme supply allocation through April & May; '10 Cerezyme guidance of $980 MM - $1.037 B & Fabrazyme of $360 MM - $380 MM

Feb 24, 2010/Feb 26, 2010: Shire re-initiates rolling BLA submission for Replagal/FDA approves vela (VPRIV) for the treatment of Gaucher disease

Mar 24, 2010: FDA issues enforcement action regarding Allston plant, resulting in a consent decree

Mar 31, 2010: In response to question during Analyst Day on manufacturing, company states that "[Cerezyme & Fabrazyme] are progressing exactly as we had projected…coming out of this 50% allocation…similarly for Fabrazyme, the 30% allocation going to 70%."

April 21, 2010: Announces impending consent decree on Allston plant; $175 MM for disgorgement of profits; Extends shipping of 50% Cerezyme demand until June/July; Needs to continue shipping 30% demand for Fabrazyme through 3Q depending on success of working cell bank; min. levels of inventory expected until late 2011; Estimates patient losses of 400 each for Cerezyme & Fabrazyme

Source: Company and FDA documents, press releases & conference call transcripts

Management Has Clearly NOT Adequately Addressed Manufacturing Issues

- Even after supposed fixes were enacted by management, problems still persisted
- **10/21/2009: Hired new Site Head** at Allston
- **1/8/2010: Hired Head of Global Quality**
- **2/3/2010: Hired Head of Manufacturing** & Corporate Operation
- **3/29/2010:** Power outage at Allston plant "compounded **issues with the plant water system,**" which occurred twice in March despite a supposed "fix"
- **3/31/2010:** At its Analyst Day, management **misstated** that, "[**Cerezyme & Fabrazyme**] are **progressing exactly as** we had **projected**...coming out of this 50% allocation...similarly for Fabrazyme, the 30% allocation going to 70%."
- **4/21/2010** (*21 days later*)**:** Instead of being able to meet demand by eliminating reduced shipping allocations, demand **allocations** were **extended** for Cerezyme & Fabrazyme due to issues with water system

Source: Company documents, press releases & conference call transcripts

Allow Icahn Slate to Help Fix This "Broken" Company

- Help change corporate culture from the top
  - Hold management accountable for its performance at the company
  - Repair relationship with FDA through effective action and by showing that Termeer is no longer in full control of the company
  - Fix tarnished image with patients, doctors and investors
- Advocate permanent resolution of current manufacturing problems thereby reducing risk of future production issues
- Help disassemble biotech conglomerate by selling off non-core businesses, which may or may not coincide with those businesses that management has already targeted for sale
- Help improve capital allocation decisions to increase return on capital
  - Evaluate and possibly cut SG&A spending
  - Improve gross margins through greater manufacturing efficiencies
  - Implement focused M&A and licensing strategy

Help Change Corporate Culture From the Top

<u>Help Change Culture by Encouraging Replacement of:</u>

Termeer (CEO & Chairman of the Board; Classified as "manufacturing expert" by the company with 27 years on the Board)

Cooney (Classified as "manufacturing expert" by the company; Member of Compensation Committee with 27 years on Board)

Mack (9 years on Board)

Syron (ex-CEO of Freddie Mac with 6 years on Board)

- **Improve Rapport with FDA**
- **Restore Corporate Image**
- **Fix Tarnished Relationship with Doctors & Patients**
- **Bolster Employee & Investor Confidence**

Source: Company documents

Genzyme Corp. Consists of VERY Different Businesses

Business Segment	Areas of Focus
Genetic Disease	Small niche market focused on genetic disease physicians
Cardiometabolic & Renal	Focused on kidney disease market within dialysis centers & hospitals
Biosurgery	Focused on doctors that treat osteoarthritis as well as abdominal surgeons
Hematologic Oncology	Focused on physicians that treat blood cancers
Other	Diagnostics, genetics & transplant medicine



'09 Operating Profit Margin
60%
40%
20%
0%
-20%
-40%
-60%
55%
43%
27%
-57%
13%



'09 Return on Assets
70%
60%
50%
40%
30%
20%
10%
0%
-10%
65%
34%
29%
-9%
13%

Source: Company documents

Reducing Manufacturing Costs Could Increase Gross Profits by $700 MM

High manufacturing costs have hurt gross margins



5-Yr Avg Gross Margins
95%
90%
85%
80%
75%
70%
65%
85%
89%
89%
82%
86%
75%
Amgen
Biogen
Celgene
Gilead
Avg
Genzyme

Improvement in '09 gross margin to 5-yr peer average would drive significant improvement in '09 profits



$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$3.2 B
$3.9 B
$0.7 B
'09 Gross Profit
Adj. '09 Gross Profit
Gross Profit Improvement

Source: Company documents; Assumes improvement in Genzyme's '09 gross margin from 70.5% (actual '09) to 86.1% (5-yr peer avg)

SG&A Spending Cuts Could Expand Profits by $300 MM

SG&A/Revenues is well above 5-year average of peers


5-Year Avg SG&A as % of Revenues
35%
30%
25%
20%
15%
10%
5%
0%
24%
24%
32%
16%
24%
30%
Amgen
Biogen
Celgene
Gilead
Avg
Genzyme

Improvement in '09 SG&A/Revenues to 5-yr peer average would drive significant improvement in '09 profits


$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
$1.4 B
$1.1 B
$0.3 B
'09 SG&A
Adj. '09 SG&A
SG&A Savings

Source: Company document ; Assumes improvement in Genzyme's '09 SGA/Revs from 31.5% (actual '09) to 24.1% (5 yr peer avg)

Icahn Slate Qualifications

Name	Education	Relevant Experience Includes
Carl C. Icahn	•BA, Princeton University	•Chairman of the Board, Icahn Enterprises G.P., Inc. •CEO, Icahn Capital LP •Former Chairman of the Board, ImClone
Dr. Alexander J. Denner	•MS, M. Phil, PhD, Yale University •SB, MIT	•Managing Director, Icahn Partners •Former Portfolio Manager, Viking Global Investors •Former Portfolio Manager, Morgan Stanley •Director, Biogen IDEC •Director, Amylin Pharmaceuticals •Chairman of the Board, Enzon Pharmaceuticals •Former Director & Chairman of Executive Committee, ImClone Systems
Dr. Richard Mulligan	•PhD, Dept. of Biochemistry at Stanford University School of Medicine •BS, MIT	•Mallinckrodt Professor of Genetics, Harvard Medical School •Director, Harvard Gene Therapy Initiative •Founder, Somatix Therapy Corp. •Director, Biogen IDEC •Director, Enzon Pharmaceuticals •Member Scientific Advisory Board, Cell Genesys •Former Director & Member of Executive Committee, ImClone Systems
Dr. Steven Burakoff	•MD, Albany Medical College •Master's Degree, Queens College •BS, Lehigh University	•Professor of Medicine, Hematology & Medical Oncology, Mt. Sinai School of Medicine •Director, Tisch Cancer Institute at Mt. Sinai School of Medicine •Director, Ligand Pharmaceuticals •Former Director, Pharmacopeia

Biotech Stocks Where Denner Was Added to Board in Last Year Have Outperformed Genzyme



70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
GENZ
NBI
ICAHN Activist Biotech Portfolio (AMLN, BIIB, ENZN)
5/18/2009
6/18/2009
7/18/2009
8/18/2009
9/18/2009
10/18/2009
11/18/2009
12/18/2009
1/18/2010
2/18/2010
3/18/2010
4/18/2010

Source: Yahoo historical data assuming equally-weighted index; ENZN Board appointment (5/21/09); AMLN Board appointment (5/27/09); BIIB Board appointment (6/3/09);

Collective Experience of Icahn Slate Members at Biotech Companies

- Helped optimize cost structure
- Helped achieve FDA approval of manufacturing plant
- Participated in altering company's culture by holding management accountable and when necessary, replacing them
- Fostered culture of accountability to shareholders
- Re-prioritized product pipeline
- Helped settle litigation
- Re-charged partner relations
- Negotiated with potential acquirers

Members of Icahn Slate Created Significant Shareholder Value at ImClone

- Changed culture from the top by replacing prior management and by giving greater responsibility to scientists and clinicians
- Reallocated costs by reducing overhead costs, increasing R&D spending, and cutting CAPEX expenditures, which resulted in significant free cash flow growth
- Settled litigation with Yeda, Abbott and Repligen
- Helped achieve FDA approval of manufacturing facility
- Rebuilt product pipeline by increasing spending in promising candidates while cancelling programs with a poor return on investment
- Led negotiations for new agreement with Bristol-Myers that expanded Erbitux development with no change to ImClone's economics
- Acquired by Lilly for $70/share ($6.5 B) after 2 years of Board representation

Icahn Nominees Are Qualified to Address Manufacturing Issues

- The Icahn Nominees are not "manufacturing experts," BUT:
  - They plan to hold management HIGHLY accountable for fixing existing problems and effectively planning for potential future issues
  - Termeer and Cooney, who were listed by the company in the Genzyme proxy as the current Board level "manufacturing experts," allowed manufacturing problems to spiral out of control
  - They would insist that the recently hired manufacturing experts are the correct people to fix existing problems
  - Drs. Denner and Mulligan were involved with helping to obtain FDA approval of ImClone's manufacturing plant

Source: Company documents

Interestingly, Management Accelerated Action AFTER Icahn Stake was Revealed

2007
Myozyme Supply Issues Begin

2008
Manufacturing Problems Begin

2009
Myozyme Supply Issues & Manufacturing Problems Continue

2010
Myozyme Supply Issues & Manufacturing Problems Continue

- **11/15/09:** 13F Filing shows **Icahn** stake in **GENZ** of **1.4 mm shares**
- **1/8/10:** Ron Branning **named SVP of Global Product Quality**
- **1/28/10:** GENZ announces **new executive compensation plan**
- **1/29/10:** GENZ takes **"steps to strengthen role of independ. director"**
- **2/3/10:** Scott Canute **named Head of Manufacturing & Corp. Ops.**
- **2/15/10:** 13F Filing shows **Icahn** raised **GENZ** stake **to 4.8 mm shares**
- **2/22/10:** GENZ learns **Icahn** will **nominate 4** to its **Board of Directors**
- **3/30/10: COO position** created after 27 years
- **4/15/10: Ralph Whitworth elected** to GENZ **Board** of Directors

Source: Company documents & press releases

Point/Counterpoint to Genzyme's Claim that Icahn Slate is Conflicted

- **Point:** Genzyme claims that "the development of alemtuzumab [Campath] for MS…is the clearest example of Mr. Icahn's, Dr. Denner's, and Dr. Mulligan's conflicts of interest."

- **Counterpoint:**
  - Based on publicly available information, Genzyme and Biogen IDEC are not direct competitors in the market for Multiple Sclerosis (MS) drugs
  - Genzyme DOES NOT have a drug approved for the treatment of MS
  - Campath for MS is currently in phase III trials and may not successfully complete these studies
  - If results from these studies in 2011 show that the drug's efficacy outweighs its safety risks then it likely would not receive FDA approval until 2012 at the earliest
  - If a conflict were to develop in the future then the Icahn Nominees are aware of their fiduciary responsibilities and intend to take measures to avoid being in situations in which they are conflicted

Source: Biogen and Genzyme Company documents

Point/Counterpoint to Genzyme's Claim that Icahn Slate is Conflicted

- **Point:** Genzyme claims that "Mr. Icahn, Dr. Denner, and Dr. Mulligan have substantial interests in Biogen that fundamentally compromise their ability to serve as independent directors...and act in the best interest of shareholders."

- **Counterpoint:**
  - The Icahn Nominees are aware of their respective fiduciary responsibilities and intend to take measures to avoid being in situations in which they are conflicted
  - Boards commonly have policies and procedures to deal with conflicts of interests as they arise
  - Because they are significant shareholders of Genzyme, they are even more likely to act in the best interest of shareholders

Source: Company documents

Point/Counterpoint to Genzyme's Claim that Icahn Slate Violates Clayton Act

- **Point:** Genzyme claims that "the election of Dr. Denner or Dr. Mulligan would violate the Clayton Act … because Genzyme & Biogen are direct competitors in the oncology market and have … profits well in excess of the statutory minimum."

- **Counterpoint:**
  While listing 5 different "oncology" drugs as potential competitors to Rituxan serves their purposes, it is deceptive. We do not believe the "oncology market" discussed by Genzyme in its soliciting material is a properly defined antitrust market, which includes products that are substitutes for each other and excludes products that are not substitutes. The only two drugs listed by Genzyme that compete directly are Rituxan and Campath in chronic lymphocytic leukemia (CLL)
  - Section 8 of the Clayton Act looks specifically at the last fiscal year (2009) to determine if there is a violation
  - In 2009, based on publicly available information, we believe Rituxan, which was only approved to treat CLL in 2010, and Campath sales for CLL were below the Clayton Act threshold and therefore results in no violation

Source: Biogen and Genzyme Company documents

Biogen IDEC and Genzyme's Drugs for the Treatment of CLL

- Biogen IDEC drugs
  - Rituxan is historically a non-Hodgkin's lymphoma treatment but was approved for use **in combination** with fludarabine (fludara) for the treatment of CLL in February 2010

- Genzyme drugs
  - Campath
    - Primary CLL treatment
    - Rituxan was not approved by the FDA for CLL until February 2010
    - No direct competition from Rituxan for FY 2009 sales
  - Fludara
    - FDA approved for use in adult patients with B-cell chronic lymphocytic leukemia (B-CLL) who have not responded to or whose disease has progressed during treatment with at least one standard alkylating-agent containing regimen
    - NO DIRECT COMPETITION WITH RITUXAN.
  - Leukine
    - FDA approved to help increase the number & function of white blood cells
    - NO DIRECT COMPETITION WITH RITUXAN.
  - Clolar
    - FDA approved as treatment for Acute Lymphoblastic Leukemia (ALL), not CLL.
    - NO DIRECT COMPETITION WITH RITUXAN.
  - Thymoglobulin
    - Indicated for treatment of renal transplant acute rejection.
    - NO DIRECT COMPETITION WITH RITUXAN.
  - Mozobil
    - FDA approved for use in combination with granulocyte-colony stimulating factor to mobilize hematopoietic stem cells to the peripheral blood for collection and subsequent autologous transplantation in patients with non-Hodgkin's lymphoma and multiple myeloma
    - NO DIRECT COMPETITION WITH RITUXAN.

Source: Biogen and Genzyme Company documents; FDA documents

Icahn Slate Will Seek to Hold Management's Feet to the Fire

- After three years of manufacturing/supply problems and few effective "fixes," management accelerated action AFTER Icahn's stake in GENZ was revealed
- The Icahn slate of Directors will seek to get consensus of Board to fix existing problems and encourage additional changes to prevent future issues
- We believe their presence is imperative to keep management focused on creating and increasing shareholder value